UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2020

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36138	02-0563870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 452-9813

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADXS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On May 8, 2020, Advaxis, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners, as sales agent (“A.G.P.”), pursuant to which the Company may offer and sell (the “Offering”), from time to time, at its option, through or to A.G.P., up to an aggregate of $40,000,000 of shares of the Company’s common stock, $0.001 par value per share (the “Shares”). Any Shares to be offered and sold under the Sales Agreement will be issued and sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-226988), filed with the Securities and Exchange Commission (the “SEC”) on August, 23, 2018, and declared effective on August 30, 2018 (the “Registration Statement”) and the prospectus supplement relating to the Offering, dated May 8, 2020, that will be filed with the SEC, by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or if specified by the Company, by any other method permitted by law, including, but not limited to, in negotiated and block transactions.

Subject to the terms of the Sales Agreement, A.G.P. will use its commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company cannot provide any assurances that it will issue any Shares pursuant to the Sales Agreement. The Company will pay A.G.P. a commission at a fixed rate of 3.0% of the gross proceeds from each sale of the Shares under the Sales Agreement. The Company will also reimburse A.G.P. for certain expenses incurred in connection with the Sales Agreement and agreed to provide A.G.P. with customary indemnification rights with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

The Sales Agreement will terminate upon the earliest of (a) the sale of the maximum number or amount of the Shares permitted to be sold under the Sales Agreement, (b) the termination of the Sales Agreement by either of the parties thereto, and (c) the expiration of the Registration Statement on the third anniversary of the Registration Statement’s initial effective date.

The Company currently intends to use any net proceeds from the Offering to fund its continued research and development initiatives in connection with expanding its product pipeline including, but not limited to, investment in its ADXS-HOT program and for general corporate purposes.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, which is attached hereto as Exhibit 1.1 and incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit Name
1.1	Sales Agreement, dated May 8, 2020, by and between Advaxis, Inc. and A.G.P./Alliance Global Partners
5.1	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 8, 2020	ADVAXIS, INC.

	By:	/s/ Molly Henderson
	Name:	Molly Henderson
	Title:	Executive Vice President and Chief Financial Officer